Exhibit 99.1
EXECUTIVE EMPLOYMENT AGREEMENT
          This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of June 1, 2010 by and between Beacon Enterprise Solutions Group, Inc., an Indiana corporation (the “Company” and Mark A. Gervasoni (“Executive”).
          WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms set forth herein;
          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on June 1, 2010 and ending as provided in Section 4 hereof (the “Employment Period”)
          Section 2. Position and Duties. During the Employment Period, Executive will serve as Chief Marketing & Sales Officer of the Company and render such managerial, analytical, administrative, marketing, sales, creative and other executive services to the Company and its Affiliates, as are from time to time required in connection with the management and affairs of the Company and its Affiliates, in each case subject to the authority of the Board (as defined below) of the Company to define and limit such executive services, including serving as an officer, manager, employee or in any other capacity for any Affiliate of the Company. Executive will devote his best efforts and all of his business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Affiliates. Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Executive will be permitted to reside and perform his duties in the Richmond, Virginia area (other than standard travel that is required in the performance of such duties).
          Section 3. Salary and Benefits.
          (a) Salary. Executive’s compensation consists of a salary and bonus as described below and as specifically outlined in Exhibit A to this Agreement. The Company will pay Executive salary at a rate equal to the amount reflected in Exhibit A (the “Salary”). Said amount may be adjusted from time to time. The Salary will be payable in regular installments in accordance with the general payroll practices of the Company. Executive will also be eligible for periodic Salary reviews by the Company; and the Salary may be adjusted by the Company based on the achievement of corporate and individual performance goals.
          (b) Bonuses. Beginning October 1, 2010, Executive will be eligible for a performance based bonus as set forth on Exhibit A of this Agreement. The bonus program shall be administered and distributed under the sole direction of the Compensation Committee of the Board, taking into account the recommendations of senior management of the Company and the achievement of goals and objectives as established and approved by the Board. If the

Employment Period during any fiscal year is less than the full fiscal year, the bonus amount paid to Executive, if any, attributable to any fiscal year shall be prorated for the actual number of days of the Employment Period that elapse during such fiscal year, unless otherwise agreed to by the parties.
          (c) Benefits. During the Employment Period, the Company will provide Executive with health, dental, vision, and term life coverage and an option to purchase additional voluntary life and disability coverage, as well as participation under such plans as the Board may establish or maintain from time to time for employees of the Company (collectively, the “Benefits”). Executive will be entitled to such paid vacation per annum as per Exhibit B. Beacon will also provide Executive with a company laptop and cell phone to be used for business purposes only.
          (d) Reimbursement of Expenses. During the Employment Period, the Company will reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. Specifically, Executive will be reimbursed for up to $1,500 of annual membership dues to licensing and trade organizations of Executive’s designation and with Company approval in advance.
          Section 4. Termination.
          (a) The Employment Period will continue until the earlier of:
               (i) Executive’s resignation
(A) for Good Reason on 30 days’ written notice,
(B) for any other reason or no reason (a resignation described in this clause (i)(B) being a resignation by the Executive “Without Good Reason”) or
(C) as a result of Executive’s death or Disability, which resignation shall be deemed automatically tendered upon Executive’s death or Disability; or
               (ii) the giving of notice of termination by the Company
(A) for Cause or
(B) for any other reason or for no reason (a termination described in this clause (ii)(B) being a termination by the Company “Without Cause”).

          For purposes of this Agreement, “Cause” means
(i)	any willful or intentional act of Executive that has the effect of injuring the reputation or business of the Company or its Affiliates in any material respect,

(ii)	Executive’s use of illegal drugs,

(iii)	that the Executive has materially failed to perform his duties hereunder and such failure continues uncured for 30 days after notice to Executive by the Company; provided, the foregoing notice shall only be required with respect to one material breach that occurs in any 12-month period, or

(iv)	Executive’s indictment, conviction or a plea of guilty or no contest or similar plea with respect to, a felony, an act of fraud or embezzlement, a breach of fiduciary duty to the Company or any of its Subsidiaries, or a (v) breach of any of Sections 6, 7 or 8 of this Agreement.
          For the purposes of this Agreement, “Good Reason” means
(i)	any substantial diminution in the Executive’s professional responsibilities,

(ii)	any intentional act which creates a workplace environment that, by duress or otherwise, makes it impossible for Executive to continue his employment,

(iii)	a material reduction in Salary or the overall level of other compensation and benefits to which Executive is entitled under this Agreement, or

(iv)	the failure by the Company to pay the Executive any portion of the Executive’s current compensation when due and such failure continues for 7 days after notice to Company from Executive provided that the foregoing notice shall only be required with respect to one such failure in any 12-month period. For avoidance of doubt, Executive hereby acknowledges that the Board may from time to time reorganize the operations of the Company resulting in a change in Executive’s title or direct employer, which change alone shall not constitute Good Reason so long as any change in title or reporting responsibilities results in no substantial diminution in Executive’s responsibilities and any new direct employer agrees to be bound by the terms and conditions of this Agreement, without modification other than to reflect the change in title and employer.
          (b) In the event the Employment Period is terminated by the Company Without Cause or the Executive resigns for Good Reason, then, so long as Executive continues to comply with Sections 6, 7 and 8 hereof, and so long as Executive executes and delivers to the Company immediately prior to the payment of such first installment a release in the form of

Exhibit C, then Executive will be entitled to receive an amount (the “Severance Amount”) equal to twelve (12) months pay at the rate of Executive’s Salary in effect at the Termination Date and payable in accordance with the Company’s regular payment schedule in effect at the Termination Date. In addition, in connection with termination described in the preceding sentence, Executive shall be entitled to receive
               (i) any incentive payments earned and accrued but not yet paid to Executive prior to the Termination Date,
               (ii) continued medical coverage during the Severance Term pursuant to COBRA at the Company’s expense; and
               (iii) all accrued and unpaid Salary and unused vacation time through the Termination Date and all unreimbursed business expenses incurred through the Termination Date; provided, as a condition to receiving the Severance Amount or any payment or benefit described in paragraphs 4(b)(i) and 4(b)(ii).
          (c) In the event the Employment Period is terminated due to the Executive’s death, or resignation Without Good Reason or by the Company with Cause then, so long as Executive continues to comply with Sections 6, 7 and 8 hereof, Executive will be entitled to receive the items described in paragraphs 4(b)(i) and 4(b)(iii) above.
          (d) In the event the Employment Period is terminated by the Executive or the Company due to the Executive’s Disability, then the Executive shall receive his monthly Salary and benefits through the end of the calendar month in which such termination occurs and, so long as Executive continues to comply with Sections 6, 7 and 8 hereof, Executive will be entitled to receive the items described in Sections 4(b)(i),(ii) and (iii) above.
          Section 5. Resignation as Officer or Director. Upon the Termination Date, Executive will be deemed to have resigned from each position (if any) that he then holds as an officer or director of the Company and each of its Affiliates, and Executive will take any and all reasonable action that the Company may request in order to confirm or evidence such resignation.
          Section 6. Confidential Information. Executive acknowledges that the information, observations and data that may be obtained by Executive during his employment relationship with, or through his involvement as a consultant, contractor, representative, agent, officer, director, partner, member or stockholder of, the Company, any of its Subsidiaries or Affiliates thereof (each of the Company, any of its Subsidiaries or Affiliates being a “Related Company” and, collectively, the “Related Companies”), prior to and after the date of this Agreement concerning the business or affairs of the Related Companies (collectively, “Confidential Information”) are and will be the property of the Related Companies (“Company Property”). Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for the account of himself or any other Person any Company Property or Confidential Information without the prior written consent of the Company (by the action of the Board), unless and to the extent that such Company Property or Confidential Information has become generally known to and available for use by the public other than as a result of Executive’s improper acts or omissions to act, or is required to be disclosed by law. Executive will deliver or cause to be delivered to the Company at, or within two days of, the Termination Date, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Company Property or Confidential Information or the business of any Related Company which Executive may then possess or have under his control.
          Section 7. Non-Compete, Non-Solicitation.
          (a) Non-Compete. Executive acknowledges that during his employment relationship with, or through his involvement as a consultant, contractor, representative, agent, officer, director, partner, member or stockholder of, the Company, any of its Subsidiaries, or any of their respective Affiliates or any predecessor thereof, Executive has and will become familiar with trade secrets and Confidential Information concerning such companies, and with investment opportunities relating to their respective businesses, and that Executive’s services have been and will be of special, unique and extraordinary value to the foregoing entities. Therefore, Executive agrees that, during his employment with the Company and for one year after the Termination Date (the “Non-Compete Period”), unless otherwise agreed to in writing by the Parties to this Agreement, he will not, directly or indirectly, invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, render services to, or in any manner connected with any business (in each case including on his own behalf or on behalf of another Person), whose products, services or activities compete in whole or in part with the products, services or activities of the Company or its Affiliates, as they now exist or may exist during such one year period, anywhere within the United States; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) 2% of any class of securities of any enterprise (but without otherwise directly or indirectly participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 7(a). [initial].
          (b) Non-Solicitation. During his employment with the Company and for one year thereafter, Executive will not directly or indirectly
(i)	induce or attempt to induce any employee or independent contractor of the Company or any Subsidiary, or their respective Affiliates to leave the employ or contracting relationship with such entity, or in any way interfere with the relationship between any such entity and any employee, or

(ii)	induce or attempt to induce any customer, supplier or other business relation of the Company or any Subsidiary, or their respective Affiliates, to cease doing business with such entity or in any way interfere with the relationship between any such customer, supplier or other business relation and such entity. By initialing in the space provided below,

Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 7(b). [initial].
          Section 8. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, know how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by Executive during Executive’s past or future employment by the Company, or any Subsidiary, or any predecessor thereof (“Work Product”) belong to the Company, or its Subsidiaries, as applicable. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” and ownership of all right title and interest shall rest in the Company. Executive hereby irrevocably assigns, transfers and conveys, to the full extent permitted by law, ail right, title and interest in the Work Product, on a worldwide basis, to the Company to the extent ownership of any such rights does not automatically vest in the Company under applicable law. Executive will promptly disclose any such Work Product to the Company and perform all actions requested by the Company (whether during or after employment) to establish and confirm ownership of such Work Product by the Company (including without limitation, assignments, consents, powers of attorney and other instruments,)
          Section 9. Enforcement. The Company and Executive agree that if, at any time a court holds that anything stated in any Section of this Agreement is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to information of the type described in Sections 6, 7 and 8 hereof, the Company and Executive agree that money damages would be an inadequate remedy for any breach of Section 6, 7 or 8 hereof. Therefore, in the event of a breach of Section 6, 7 or 8 hereof, the Company and any Subsidiary thereof may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions of Section 6, 7 or 8 hereof. The provisions of Sections 6, 7 and 8 hereof are intended to be for the benefit of the Company and any Subsidiary thereof and their respective successors and assigns. Sections 6, 7 and 8 hereof will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 9.
          Section 10. Representations and Warranties of Executive, Executive represents and warrants to the Company as follows:
          (a) Other Agreements. Executive is not a party to or bound by any employment, noncompete, nonsolicitation, nondisclosure, confidentiality or similar agreement with any other Person which would affect his performance under this Agreement other than Executive’s prior agreement with his current employer.

          (b) Authorization. This Agreement constitutes the valid and legally binding obligation of Executive, enforceable against Executive in accordance with its terms.
          Section 11. Survival of Representations and Warranties. All representations and warranties contained herein will survive the execution and delivery of this Agreement.
          Section 12. Certain Definitions. When used herein, the following terms will have the following meanings:
          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more of its intermediaries, controls, is controlled by or is under common control with such Person.
          “Board” means the Board of Directors of the Company.
          “Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the Commonwealth of Kentucky or in Louisville, Kentucky.
          “Cause” has the meaning given in Section 4(a).
          “Disability” means the failure by Executive (by reason of accident, illness, incapacity or other disability as determined by the Company) to perform his duties or fulfill his obligations under this Agreement on a “full time” basis for a cumulative total of 180 days, whether or not consecutive, within any 12-month period. The Company’s determination as to whether Executive has incurred a Disability shall be made in good faith by the Board based on the opinion of a licensed physician selected by the Company or its insurers.
          “Good Reason” has the meaning given in Section 4(a).
           “Non-Compete Period” has the meaning given in Section 7.
          “Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including any governmental entity or any department, agency or political subdivision thereof).
          “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.
          “Termination Date” means the date on which the Employment Period ends as determined by Section 4(a).
          “Without Cause” has the meaning given in Section 4(a).
          Section 13. Miscellaneous.
          (a) Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:
Notices to Executive to:
Mark A. Gervasoni
2940 Summerhurst Drive
Midlothian, VA 23113
With a copy (which will not constitute notice to Executive to:
Notices to the Company to:
Beacon Enterprise Solutions Group, Inc.
1311 Herr Lane, Suite 205
Louisville KY 40222
Attn: Bruce Widener
with a copy (“which will not constitute notice to the Company) to:
Frost Brown Todd LLC 400 West
Market Street, 32nd
Floor Louisville, Kentucky 40202
Attn: William G. Strench
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (b) Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing among the Company and Executive or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.
          (c) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
          (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
          (f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.
          (g) Governing Law. This Agreement shall be interpreted, enforced and governed by the laws of the Commonwealth of Kentucky. If, for any reason, any part(s) or language within any part(s) of this Agreement shall be deemed invalid or unenforceable, all remaining parts shall remain binding and in full force and effect.
          (h) Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal or state court located in Jefferson County, Kentucky in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any Court other than a federal or state court sitting in Jefferson County, Kentucky, as applicable.
          (i) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way, including the offer letter.
          (j) Attorney’s Fees. In the event that Company or Executive should bring suit against the other in respect to any matters provided for in this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs in connection with such suit.
          IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
By:	/s/ Bruce Widener
	Name:	Bruce Widener
	Title:	Chief Executive Officer

EXECUTIVE
/s/ Mark A. Gervasoni
Signature: Mark A. Gervasoni

EXHIBIT A
BASE SALARY & INCENTIVES
Executive will be paid a Base Salary of $5,769.23 bi-weekly, representing an annualized rate of $150,000, less payroll deductions and all required withholdings. All amounts will be payable in accordance with Beacon’s standard payroll policies. Executive’s performance will be reviewed on a periodic basis; and will determine any salary adjustments as well as payouts on Executive’s bonus program.
The Parties agree that Executive’s first performance and salary review will occur by December 31, 2010; and that Executive’s salary may be adjusted to a bi-weekly rate of up to $6,923.08 ($180,000 annualized) based on Executive’s performance between June 1, 2010 and the time said review is conducted.
For the Fiscal Year beginning October 1, 2010, Executive will also be eligible to earn an annual cash bonus of up to one hundred percent (100%) of his then-current annual salary given achievement of target performance objectives (Company and personal). There is no cap on this bonus program for exceeding corporate financial and personal performance targets. Any changes to the Company’s business model, as well as merger, acquisition or change in control related actions may impact this bonus plan.
In addition to Executive’s base salary and bonus opportunity, Executive will be eligible for 400,000 options to purchase Beacon Common Stock on Executive’s date of employment, vesting as follows:
•	200,000 options on June 1, 2013

•	100,000 options on June 1,2014

•	100,000 options on June 1,2015
The exercise price for this grant will be the closing price of the shares on the day the options are granted. This grant is subject to the terms of the 2008 Long Term Incentive Plan.

EXHIBIT B
SUMMARY OF BENEFITS
Health, Dental, and Vision Insurance
Beacon offers all regular full time employees the opportunity to participate in qualified company health, dental, and vision plans. Beacon covers 100% of the individual employee cost. Anything beyond that is the responsibility of the employee and will be deducted from the employee’s paycheck on a bi-weekly basis. Deductions are made as part of a 125 plan and therefore withheld on a pre-tax basis.
For members of the Executive Team, Beacon covers 100% of the family cost.
Life Insurance
Beacon offers Group Life Coverage to all regular full time employees in the amount of $50,000 with an additional $50,000 AD&D provision. In addition to this employer paid policy, individuals may also elect Voluntary Life Coverage for up to $250,000 (with a guaranteed issue amount of $50,000). This program also allows employees to elect coverage for their spouses and children.
Members of the Executive Team are eligible for Group Life Coverage in the amount of $100,000 with an additional $100,000 AD&D provision.
STD and LTD Insurance
Beacon offers STD insurance at the employee’s expense. All employees who enroll in the STD program automatically receive LTD insurance provided by the Company.
401(k) Retirement Plan
All employees are immediately eligible to participate in our 401(k) Profit Sharing Plan, when it is in force. This plan allows Executive to set aside funds for Executive’s retirement (up to $16,500 per year). The match for our 401k plan is aligned with Company performance and related operating income targets and results. If the Plan is active at the time, the match will be calculated based on a percentage of operating income above quarterly performance targets. This provides a potential match limited only by the Internal Revenue Service maximum contributions. Please see the Summary Plan Document or Human Resources for complete details.
Vacations
Employees are eligible for vacation after one year of employment. The amount of vacation received is determined as follows: 1 year of service = 1 week; 2 years of service = 2 weeks; 3+ years of service = 2 weeks plus one additional day per year (3 week maximum). A maximum of 40 hours vacation time can be rolled over from year to year.

Members of the Executive Team are eligible for three (3) weeks of vacation after completion of the first ninety (90) days of employment. A maximum of forty hours of vacation time may be rolled over from year to year.
Personal Time Off or Sick Leave
All regular full-time and regular part-time employees will be paid for up to a maximum of two days personal time off or sick leave per calendar year.
Regular full-time and regular part-time employees are also eligible to receive up to one day paid bereavement leave due to the death of a member of their immediate family. An employee’s immediate family includes his or her spouse, children, step-children, parents, step-parents, brother or sister.
Holidays
Regular full time employees who are on the active payroll are eligible for holiday pay. The following paid holidays will be observed: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Day after Thanksgiving, and Christmas Day.